Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact Information:
David Rubinger	Pam Stevens
Equifax Inc.	TALX Corporation
(404) 885-8555	(314) 214-7235
david.rubinger@equifax.com	pstevens@talx.com

Equifax Announces Agreement to Acquire TALX Corporation
in a Transaction Valued at $1.4 Billion

Equifax’s Board Authorizes Additional $400 Million Share
Repurchase Program

ATLANTA AND ST. LOUIS February 14, 2007 — Equifax Inc. (NYSE: EFX) and TALX Corporation (Nasdaq: TALX) announced today that Equifax will acquire TALX in a stock and cash transaction valued at approximately $1.4 billion, including the assumption of debt.  The acquisition is subject to certain regulatory approvals, approval by TALX shareholders and customary closing conditions. Equifax and TALX will hold a joint conference call for analysts and investors tomorrow at 8 a.m. EST, as described below.

Based in St. Louis, TALX is a leading provider of employment verification and related human resource/payroll services, serving over 9,000 clients in the U.S., including 385 companies in the FORTUNE 500. TALX provides a wide spectrum of products and services including employment and income verification, pay reporting, hiring, and employment tax management services. The Work Number® service, created by TALX in 1995, is a leader in workplace verification and has over 142 million employment records.

Over the past three fiscal years, TALX’s revenues and net income have grown at a compounded annual growth rate of 29.1 percent and 54.9 percent respectively, as the company has broadened the range of its services. Through its fiscal third quarter ended December 31, 2006, TALX reported revenues of $197 million, up 33 percent from the prior year.

Acquisition of TALX Advances Equifax’s Long-Term Growth Strategy

The acquisition of TALX is aligned with Equifax’s long-term growth strategy of expanding into new markets and acquiring proprietary data sources.  Equifax and TALX each leverage data and technologies that are designed to help customers make critical decisions with greater confidence. With this transaction, Equifax is positioned to deliver complementary solutions to a broader customer base that will continue to rely on Equifax and TALX as the trusted stewards of consumer and business information. The purchase also adds a management team with proven business performance.  Upon the closing of the transaction, William W. Canfield,  TALX’s chairman and chief executive officer, will join Equifax’s senior management team as president of the  TALX business unit and be appointed to Equifax’s Board of Directors.

“By acquiring TALX, Equifax has expanded into a high-growth market that depends on unique information solutions. Many of TALX’s customers are Equifax customers today. This fits squarely with our strategy to find opportunities that complement our strong franchise with recurring, transaction-based revenues. Both companies serve as critical enablers for the U.S. economy,” said Richard F. Smith, Chairman and CEO of Equifax.

 “This is a very exciting day for TALX and its associates. Equifax’s strategy fits with our own company’s goals. We plan to continue to help customers reduce costs and stay compliant through trusted intelligence for their human resource and payroll processes, which are the cornerstone to our success,” Canfield said.

Terms and Conditions

Under the terms of the agreement, approved by the boards of directors of both companies, the acquisition consideration for TALX’s stock is structured as 75 percent Equifax stock and 25 percent cash. TALX shareholders may elect to receive for each TALX share either 0.861 shares of Equifax stock, $35.50 in cash, or a combination of stock and cash of equivalent value, subject to pro-ration so that the total consideration issued for TALX stock consists of 75 percent Equifax stock and 25 percent cash. The acquisition is structured so that the stock portion of the purchase price will be tax-free to selling shareholders. In the aggregate, Equifax will issue approximately 22 million shares of Equifax stock and pay approximately $300 million in cash.  Equifax will assume TALX outstanding debt, which was $191.5 million as of December 31, 2006.

The proposed transaction is expected to be completed late in the second or early third quarter of 2007.

Expanded Share Repurchase Program

Equifax’s Board of Directors has authorized $400 million in additional share repurchases.  Added to the current authorization of $383 million, the total repurchase authorization will be $783 million. The company intends to repurchase $700 million in stock following the completion of the acquisition in open market transactions or in privately-negotiated purchases. The timing and nature of any such repurchases will depend on market conditions, other investment opportunities, applicable securities laws and other factors.  Purchases may be increased, decreased or discontinued at any time without prior notice.

Conference Call

Equifax and TALX will host a conference call February 15, 2007, at 8:00 a.m. Eastern Standard Time to discuss the transaction. Those interested in participating in the call should dial (800) 230-1085, or (612) 332-0335 for international callers, approximately 10 minutes before the call start time.

A slide presentation and live audio webcast of the call will be available on the websites of Equifax, www.equifax.com (in the Investor Center) or TALX, www.TALX.com (in the Investor Relations section).

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About Equifax (www.equifax.com)

Equifax is a global leader in information technology that enables and secures global commerce with consumers and businesses. The company is one of the largest sources of consumer and commercial data. Utilizing its databases, advanced analytics and proprietary enabling technology, Equifax provide real-time answers for our customers. This innovative ability to transform information into intelligence is valued by customers across a wide range of industries and markets. Headquartered in Atlanta, Georgia, Equifax employs approximately 4,900 people in 14 countries throughout North America, Latin America and Europe. Equifax was founded 107 years ago, and today is a member of Standard & Poor’s (S&P) 500® Index, and its common stock is traded on the New York Stock Exchange under the symbol EFX.

About TALX (www.talx.com)

TALX Corporation, based in St. Louis, Missouri, is a leading provider of human resource and payroll-related services and holds a leadership position in automated employment and income verification as well as unemployment tax management. TALX provides over 9,000 clients, including three-fourths of Fortune 500 companies, with Web-based services focused in three employment-related areas: hiring, pay reporting, and compliance. Hiring services include assessments and talent management, paperless new hires, and tax credits and incentives. Pay reporting services include electronic time tracking, paperless pay, and W-2 management. Compliance services include employment and income verifications through The Work Number, unemployment tax management, and I-9 management. The company’s common stock trades in The NASDAQ Global Select Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s Web site at www.TALX.com.

Caution Concerning Forward-Looking Statements

Statements in this press release that relate to Equifax’s or TALX’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following:  (1) the possibility that there are unexpected delays in obtaining regulatory approvals; (2) the failure to obtain approval of TALX’s shareholders; (3) actions that may be taken by the competitors, customers and suppliers of Equifax or TALX that may cause the transaction to be delayed or not completed; (4) the possibility that the revenues, cost savings, growth prospects and any or other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected; (5) that competitors’ pricing, marketing programs, product bundling, new product introductions or other activities will negatively impact sales; (6) that Equifax may require additional capital to conduct its post-merger share repurchases and may not be able to raise sufficient capital, on favorable terms or at all, for its needs following the acquisition; (7) the credit ratings of the combined company may be different from Equifax’s expectation; (8) the amount and timing of share repurchases undertaken by Equifax may be different than Equifax’s expectations; (9) delays associated with integrating the companies, including employees and operations, after the transaction is completed; (10) the possible impairment of goodwill and other long-lived assets resulting from the transaction and the resulting impact on the combined entity’s assets and earnings; (11) unexpected variations in market growth and demand for the combined company’s products (in the mixes available) and technologies; (12) potential constraints on the ability to develop, launch and ramp new products on a timely basis; and (13) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be mailed to TALX’s shareholders and in Equifax’s and TALX’s respective filings with the U.S. Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at http://www.sec.gov, including the sections entitled “Risk Factors” in Equifax’s Form 10-Q for the fiscal quarter ended September 30, 2006 and Form 10-K for the fiscal year ended December 31, 2005, and “Risk Factors” in TALX’s Form 10-K for the fiscal year ended March 31, 2006 and Form 10-Q for the fiscal quarter ended June 30, 2006.  Readers are strongly urged to read the full cautionary statements contained in those materials.  We assume no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Additional Information and Where to Find It

In connection with the proposed transaction, a registration statement of Equifax will be filed with the SEC.  Equifax and TALX shareholders are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration statement, because they will contain important information about Equifax, TALX, and the proposed transaction.  The final proxy statement/prospectus will be mailed to shareholders of TALX.  Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Equifax and TALX, without charge, at the SEC’s web site (http://www.sec.gov).  Free copies of Equifax’s SEC filings are also available on Equifax’s website (www.equifax.com) and free copies of TALX’s SEC filings are also available on TALX’s website (www.talx.com).  Free copies of Equifax’s filings also may be obtained by directing a request to Equifax, Investor Relations, by phone to (404) 885-8000, in writing to Jeff Dodge, Vice President—Investor Relations, or by email to investor@equifax.com.  Free copies of TALX’s filings may be obtained by directing a request to TALX Investor Relations, by phone to (314) 214-7252, in writing to Janine A. Orf, Director of Finance, or by email to jorf@talx.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

Equifax, TALX and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from TALX’s shareholders with respect to the proposed transaction.  Information regarding the directors and executive officers of Equifax is included in its definitive proxy statement for its 2006 Annual Meeting of Shareholders filed with the SEC on April 12, 2006.  Information regarding the directors and officers of TALX is included in the definitive proxy statement for TALX’s 2006 Annual Meeting of Shareholders filed with the SEC on July 24, 2006.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction.